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                                                                   EXHIBIT 10.20

                                   May 6, 2004

David McTarnaghan
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            RE:   RETENTION BONUS AGREEMENT

Dear Mr. McTarnaghan:

            I am pleased to inform you that you have been selected to be eligible to receive a retention bonus if you continue to be employed by Daleen Technologies, Inc. (the "Company") through May 6, 2005 or, if earlier, the date of the completion of a merger between the Company and Daleen Holdings, Inc. This letter sets out the terms and conditions of the retention bonus arrangement (the "Agreement") between you and the Company.

            For purposes of this Agreement, "Merger Transaction" means the completion of the merger of the Company with and into a subsidiary of Daleen Holdings, Inc., in accordance with the terms of a merger agreement among the Company, Daleen Holdings, Inc. and certain other parties. For purposes of this Agreement, the terms "Cause" and "Good Reason" are defined in your employment agreement with the Company, dated July 22, 1998, as amended, and as it may be further amended.

      1.    RIGHT TO PAYMENT.

            (a) Subject to the terms and conditions of this Agreement, you will be entitled to receive an amount equal to $25,000 if you continue to be employed by the Company through May 6, 2005, or, if earlier, the date that the Merger Transaction closes. If a payment becomes due under this paragraph 1(a), the payment will be made in a single lump sum payment, net of all Federal, state, local, or other taxes as are required to be withheld, within thirty (30) days after the payment becomes due.

            (b) The Board of Directors of the Company (the "Board") will have the sole and absolute authority and discretion to determine whether and when the Merger Transaction has closed. The Board's decision will be binding on all parties.

      2.    EFFECT OF TERMINATION.

            (a) If, prior to the date that you become entitled to a payment under Paragraph 1 of this Agreement, your employment with the Company is terminated by the Company without "Cause" or you resign with "Good Reason," you will be entitled to receive the retention bonus set forth in Paragraph 1 of this Agreement, payable in a single lump sum

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payment, net of all Federal, state, local, or other taxes as are required to be withheld, within thirty (30) days after the effective date of your termination or resignation.

            (b) If, prior to the date that you become entitled to a payment under Paragraph 1 of this Agreement, your employment with the Company is terminated for any reason other than as described in Paragraph 2(a) of this Agreement, you will have no right to receive a payment under this Agreement.

      3. BINDING EFFECT. This Agreement is personal to you and without the prior written consent of the Company will not be assignable by you otherwise than by will or the laws of descent and distribution. This Agreement will inure to the benefit of and be enforceable by your legal representatives. This Agreement will inure to the benefit of and be binding upon the Company and its successors and assigns.

      4. EMPLOYMENT STATUS. This Agreement will not be deemed to create in or confer upon you any right to be retained in the employ of the Company or any subsidiary or other affiliate thereof.

      5. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the Company and you with respect to the subject matter hereof.

      6. SEVERABILITY. In the event any provision of this Agreement will be held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Agreement, and the Agreement will be construed and enforced as if the illegal or invalid provision had not been included. Further, the captions of this Agreement are not part of its provisions and will have no force and effect.

      7. AMENDMENT AND TERMINATION. This Agreement may be amended or terminated at any time by written agreement of the parties hereto.

      8. APPLICABLE LAW. To the extent not preempted by the laws of the United States, the laws of the State of Florida, other than the conflict of law provisions thereof, will be the controlling law in all matters relating to this Agreement.

                                            Yours truly,

                                            DALEEN TECHNOLOGIES, INC.

                                            By: /s/ Gordon Quick
                                                -----------------------
                                            Title: President & CEO

ACCEPTED AND ACKNOWLEDGED:

/s/ David McTarnaghan
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Name:  David McTarnaghan

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